Exhibit 99.1

Soluna Announces Monthly Business Update

Settles with NYDIG, Nears Dorothy 2 Completion, Secures $100 Million Facility, and Breaks Ground on Project Kati

ALBANY, NY, October 7, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced its September 2025 project site-level operations, developments, and updates.

The Company has provided the following Corporate and Site Updates.

Key Company Metrics:

The monthly metrics are now available here.

Metric	Hosted Hashrate (1), (2)	Self-Mining Hashrate (1), (3)	BTC Mined (3)	Wasted Energy Used (4)
For the month ended:	Avg Monthly PH/s:	Avg Monthly Ph/s:	Monthly BTC Mined:	MWh Consumed Monthly:
September 2025	2,950	658	8.7	N/A
August 2025	2,752	508	7.4	554
July 2025	2,059	542	8.5	305
June 2025	1,950	592	8.6	3,591
May 2025	1,839	634	10	6,885
April 2025	1,727	664	10	13,043
March 2025	1,676	731	12	14,315
February 2025	1,445	701	10	5,589
January 2025	1,285	622	10	5,060
December 2024	1,762	672	12	5,157
November 2024	1,779	684	13	13,290
October 2024	1,677	735	16	10,024
September 2024	1,651	709	15	2,360
August 2024	1,573	655	14	1,052
July 2024	1,616	731	17	2,150
June 2024	1,568	700	17	4,496
May 2024	1,658	770	18	7,389
April 2024	1,680	804	33	13,786
March 2024	1,603	776	37	12,942
February 2024	1,645	818	39	11,927
January 2024	1,521	763	44	5,769

Notes:

(1) Nameplate hash rate in August 2025 was 2,059 PH/s and 542 PH/s for hosted and self-mining hash rate, respectively.

(2) Project Sophie is contractually run at an 83% capacity factor under its PPA. In calculating our average, we have adjusted its hash rate to exclude the hours we are not permitted to run.

(3) Proprietary mining only.

(4) There is a 1-month lag on this statistic due to data collection requirements.

Corporate Highlights:

●	Settlement with NYDIG – As disclosed in our Form 8-K filed September 30, 2025, Soluna reached a settlement with NYDIG, resolving all outstanding matters and clearing the path for future growth and partnership. “We are pleased to put this matter behind us,” said John Belizaire, CEO of Soluna. “With this settlement, we can direct our full attention to building long-term value for our shareholders, partners, and customers.”

●	Regained Nasdaq Compliance – Soluna has regained compliance with Nasdaq’s continued listing requirements, strengthening our position on the public markets, preserving access to the capital markets, and liquidity for our shareholders.

●	$100 Million Credit Facility from Generate Capital – Soluna announced the close of a scalable credit facility up to $100 million from Generate Capital. The initial $12.6 million draw in September funded refinancing and construction of active data center projects, with additional capital support for Soluna’s 1 gigawatt and expanding pipeline.

●	20 MW Partnership with Canaan – Soluna signed a strategic agreement with Canaan Inc. to deploy 20 MW of next-generation Bitcoin miners at our Project Dorothy in Texas.

●	Surpassed 4 EH/s of Hash Rate Under Management - With the commissioning of Dorothy 2 and fleet upgrades deployed across all sites, Soluna has now surpassed 4 EH/s of hash rate under management.

●	Groundbreaking at Project Kati – We officially broke ground on Project Kati, a 166 MW wind-powered data center in Texas, marking our largest project to date. The ceremony took place on September 18, 2025.

●	New Blog – Our latest blog explores how AI’s growing energy demands intersect with the future of renewable power.

●	Joined the Texas Blockchain Council – Soluna has become a member of the Texas Blockchain Council, further strengthening its presence and advocacy within the state’s growing blockchain and energy ecosystem.

●	North American Blockchain Summit – Soluna’s team will attend the North American Blockchain Summit in Dallas, TX, from October 8–10, 2025, joining industry leaders to discuss the future of blockchain and energy.

●	CTO to Present at Infocast Summit – CTO Dip Patel will speak on the panel “Meeting Demand Growth: Onshoring Power for Next Gen Hyperscalers, AI, & Other Large Energy Customers” at Infocast’s Energy Independence Summit in Houston, TX, scheduled for October 21, 2025, from 1:45 – 2:30 PM.

Key Project Updates:

Project Dorothy 1A (25 MW, Bitcoin Hosting) / Project Dorothy 1B (25 MW, Bitcoin Prop-Mining):

●	Two customers at Dorothy 1A have continued to invest in fleet upgrades, which were fully deployed during the month.

●	Significant improvements continued at D1B, with 1,000 upgraded S19 XPs deployed and consolidation efforts ongoing for the existing fleet, resulting in strong growth in hashrate.

●	Curtailments have reduced as our Maestro OS(™) control system completed another successful 4CP period at the end of September.

Project Dorothy 2 (48 MW Under Construction, Bitcoin Hosting):

●	Phases 1 and 2 are fully operational, and the site is operating well amidst cooler temperatures.

●	Phase 3 commissioning is underway, and deployments have begun to energize the final 18 MW at the site. Completion of Phase 3 is expected to be completed in November.

Project Sophie (25 MW, Bitcoin Hosting with Profit Share, AI Hosting):

●	Site operations continue to remain at a high level. The operating team is preparing for the deployment of two new customers, each 3.3 MW, in October, with upgraded units driving improvements in the overall fleet.

Project Kati (166 MW Under Development, Bitcoin Hosting and AI):

●	Civil construction for Project Kati 1 is ongoing, with the concrete work expected to be completed soon in preparation for the initial installation of K1 Galaxy containers.

●	The substation upgrade to support Project Kati 2 83 MW is scheduled to start at the end of October, with the below-grade preparation expected to be completed by such date.

Project Grace (2 MW at Dorothy 2, AI Cloud/Hosting):

●	Completed Conceptual Design for Behind-the-Meter AI Power and Cooling Infrastructure Blueprint

Pipeline Highlights:

●	PPA agreement drafts completed for project Ellen, Hedy, Annie, Gladys, and Fei for a total load capacity of 545 MW.

Customer Success:

●	New partnership agreement completed with Canaan. Canaan is scheduled to deploy 20 MW of their next-generation Avalon A15 XP Bitcoin miners at Soluna’s Project Dorothy.

●	Completing deployment of 48 MW across three new & expanding partnership agreements secured earlier this year at Project Dorothy 2.

●	Kicking off the Project Kati 35 MW Hosting RFP process over the upcoming 2 months.

View Soluna’s recent AMA here.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business and our expectations with respect to the completion of Project Dorothy 2 and Project Kati, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 31, 2025. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co